UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 3, 2013

 Date of Report (Date of earliest event reported)

MESA LABORATORIES, INC.

 (Exact name of registrant as specified in its charter)

Commission File Number: 0-11740

COLORADO	84-0872291
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 987-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of Mesa Laboratories, Inc. was held on October 3, 2013.  Of the 3,402,710 shares of common stock entitled to vote, 2,797,279 were represented either in person or proxy.  Seven directors were elected to serve until the next Annual Meeting of Shareholders.  The advisory vote to approve executive compensation was approved.  The shareholders voted, on an advisory basis, as set forth below on the frequency of future advisory votes on executive compensation. The ratification of the appointment of EKS&H LLLP as the Company’s independent auditors for the year ending March 31, 2014 was approved.

The seven directors elected were:

			Broker
	For	Withheld	Non-Votes
Luke R. Schmieder	1,438,178	621,640	737,461
John J. Sullivan, Ph.D.	2,038,934	20,884	737,461
Michael T. Brooks	2,018,663	41,155	737,461
H. Stuart Campbell	1,899,835	159,983	737,461
Robert V. Dwyer	2,028,181	31,637	737,461
Evan C. Guillemin	2,019,609	40,209	737,461
David M. Kelly	2,021,559	38,259	737,461

The advisory vote to approve executive compensation was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
1,931,285	51,362	77,171	737,461

The advisory vote on the frequency of future advisory votes on executive compensation was as follows:

Every	Every	Every		Broker
Year	2 Years	3 Years	Abstain	Non-Votes
1,036,907	15,525	831,515	175,871	737,461

The appointment of EKS&H LLLP as the Company’s independent auditors for the year ending March 31, 2014 was approved by the following vote:

			Broker
For	Against	Abstain	Non-Votes
2,739,226	10,472	47,581	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: October 4, 2013		Mesa Laboratories, Inc.
( Registrant)

/s/ John J. Sullivan
	BY:	John J. Sullivan,
President and Chief Executive Officer